Exhibit 10.1

PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 23rd day of March, 2017, by and among Salon Media Group, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 870 Market Street, San Francisco, California 94102 and the purchasers whose names and addresses are set forth on the signature pages hereof (collectively, the “Purchasers” and each a “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each of the Purchasers agrees as follows:

SECTION 1.     Authorization of Sale of the Shares. The Company shall adopt and file with the Secretary of State of the State of Delaware (the “Secretary”) on or before the Initial Closing (as defined below) the Certificate of Designations establishing a series (and setting forth the rights and preferences of such series) of the Company’s authorized preferred stock, $0.001 par value (the “Preferred Stock”), to be named the Series A Mandatorily Convertible Voting Preferred Stock (the “Series A Preferred Stock”) and designating 2,865,623 shares of Preferred Stock as shares of Series A Preferred Stock (the “Shares”), in the form of Exhibit A attached to this Agreement (the “Certificate of Designations”). Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to an aggregate of 2,417,471 of the Shares. In addition, prior to the date hereof, the Company agreed to issue 448,153 of the Shares pursuant to the Stock Exchange Agreement and the Bridge Financing (as such terms as defined herein). Each of the Shares will automatically convert into 100 shares of common stock, par value $0.001 (the “Common Stock”) (as converted, the “Conversion Shares”), upon the filing of the Company’s Certificate of Amendment of Restated Certificate of Incorporation (in the form set forth on Exhibit B hereto, the “Certificate of Amendment of Restated Certificate of Incorporation”) with the Secretary. Each Share shall carry a number of votes equal to the number of shares of Common Stock that will be issuable upon its conversion into Conversion Shares. The Shares shall vote together with the Common Stock and not as a separate series or class. The Shares and the Conversion Shares are referred to collectively herein as the “Securities.”

SECTION 2.     Agreement to Sell and Purchase the Shares. At each Closing (as set forth in Section 3), the Company will, subject to the terms of this Agreement, issue and sell to each of the applicable Purchasers participating in such Closing, and each such Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares shown on Schedule I hereto, at the purchase price of $1.24 per Share.

SECTION 3.     Delivery of the Shares at each Closing.

3.1     Closing. Subject to the satisfaction or waiver of the conditions set forth in this Section 3, the completion of the purchase and sale of the Shares shall occur in two stages, each a “Closing”. The initial Closing (the “Initial Closing”) shall occur on January 24, 2017. The Purchasers participating in the Initial Closing will purchase a minimum of $1 million of Shares in the aggregate. The final Closing (the “Final Closing”) shall occur no later than February 23, 2017, or as soon thereafter as may be practicable.

3.2     Deliverables. At each Closing, each of the participating Purchasers shall either deliver, in immediately available funds, the full amount of the purchase price for the Shares being purchased hereunder by such Purchaser by wire transfer to an account designated by the Company, or deliver for cancellation demand notes issued by the Company on November 10, 2016 or on December 30, 2016, the outstanding aggregate principal amount of which is $700,000, (collectively, the “Demand Notes”), and the Company shall deliver to the applicable Purchaser (or its designated custodian per its delivery instructions) one or more stock certificates, registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth on the signature page hereto executed by such Purchaser and bearing an appropriate legend(s) as described in Sections 5.5 and 5.6 below referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 thereunder.

3.3     Conditions to Company’s Obligations to Close. The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to each of the participating Purchasers at each Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder at such Closing less the amount of any Demand Notes being delivered for cancellation; and (b) the accuracy of the representations and warranties made by such Purchaser and the fulfillment of those undertakings of such Purchaser to be fulfilled prior to such Closing.

3.4     Conditions to Purchaser’s Obligations to Close.

(a)     Each Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby at the applicable Closing shall be subject to the following conditions: (i) each of the representations and warranties of the Company made herein shall be accurate as of date hereof and as of the date of the applicable Closing; (ii) the delivery to the Purchaser by counsel to the Company of a legal opinion dated the date of the applicable Closing, in the form set forth in Exhibit C hereto; (iii) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the date of the applicable Closing, to the effect that the representations and warranties of the Company set forth herein are true and correct as of the date thereof and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the date thereof; and (iv) the fulfillment in all respects of those undertakings of the Company to be fulfilled prior to or at each Closing.

(b)     In addition, each Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby at the applicable Closing shall be subject to the conditions that, prior to the Initial Closing: (i) all outstanding shares of Preferred Stock of the Company (other than the Shares), all related party advances (as described below) and the Bridge Financing (as defined below) shall have been converted into shares of Common Stock, or the right to receive Shares, pursuant to that certain Stock Exchange Agreement, as amended, (the “Stock Exchange Agreement”) dated as of November 14, 2016 by and between the Company and the holders listed on Schedule A thereto (in the form provided to the Purchasers prior to the date hereof, and disclosed in a Current Report on Form 8-K (the “Form 8-K”) dated no later than the date of the Initial Closing, or with respect to the Bridge Financing, such other agreement described herein; (ii) Mr. Jordan Hoffner and the Company shall have executed and delivered the Hoffner Side Letter Agreement (as defined below); and (iii) the election of certain new directors and resignation of certain current directors at the Initial Closing as contemplated herein and the fulfillment of the events and conditions described in Section 4.23.

SECTION 4.     Representations, Warranties and Covenants of the Company. The following representations and warranties are made as of the date of this Agreement and will be correct and complete as of the date of each Closing and as of the Conversion Date (as though made then and as though such date were substituted for the date of this Agreement throughout this Section 4). The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1     Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). The Company has no subsidiaries and does not own any capital stock or other equity securities in any other entity, except instruments or interests held by the Company solely for investment.

4.2     Reporting Company; Form S-1. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Conversion Shares for resale by the Purchaser on a registration statement on Form S-1 under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports required thereby with the Securities and Exchange Commission (the “Commission”). Provided the Purchaser is not deemed to be an underwriter with respect to any shares, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-1 that will be available for the resale of the Conversion Shares by the Purchaser.

4.3     Capitalization.

(a)     As of the date hereof, the authorized capital stock of the Company is (i) 150,000,000 shares of Common Stock and (ii) 5,000,000 shares of Preferred Stock, of which 2,865,623 shares of the Preferred Stock have been designated as the Shares.

(b)     As of the date hereof (giving effect to the issuance of Shares as contemplated in the Initial Closing), there are issued and outstanding (i) 150,000,000 shares of Common Stock, and (ii) 1,253,976 shares of Series A Preferred Stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Company holds no Common Stock or Preferred Stock in its treasury.

(c)     As of February 1, 2017, there were outstanding options to purchase 19,273,982 shares of Common Stock (the “Outstanding Options”). Of the Outstanding Options, (i) 12,654,318 were granted to the Company’s CEO, Jordan Hoffner, under that certain Employment Agreement made as of the 9th day of June 2016 between the Company and Jordan Hoffner (the “Hoffner Employment Agreement”), (ii) 4,545,584 were granted to employees pursuant to the Salon Media Group, Inc. 2004 Stock Plan (the “2004 Plan ” ), and (iii) 2,074,080 were granted to employees pursuant to the Salon Media Group, Inc. 2014 Stock Incentive Plan (the “2014 Plan ” and together with the 2004 Plan, the “Stock Plans”).

(d)     The Stock Plans are the only stockholder approved plans authorizing the Board of Directors of the Company (the “Board”), any committee thereof, or any officer or other person to grant or issue to any person any shares of capital stock of the Company, or to grant, issue, agree or otherwise provide any options, warrants or other Convertible Securities (as defined below), or any Equity Compensation Rights (as defined below). The 2004 Plan has expired and no further options, grants or other awards may be made under the 2004 Plan, provided, however, that the Company will issue shares of Common Stock pursuant to the terms of the Outstanding Options issued under the 2004 Plan, pursuant to the terms of the applicable option agreements, and has reserved 4,545,584 shares of Common Stock for such issuances. Under the 2014 Plan, the Board or a committee thereof is authorized to grant shares of Common Stock or options to acquire shares of Common Stock in the total amount of 11,524,908 shares of Common Stock, and the Company has reserved such amount of shares of Common Stock for issuance pursuant to the 2014 Plan including pursuant to exercise of the 2,074,080 Outstanding Options issued under the 2014 Plan. No shares of Common Stock have been granted or awarded under the Stock Plans, and there are no restricted stock purchase agreements with any employees or other persons under the Stock Plans. There are no Equity Compensation Rights other than the Outstanding Options. There shall not be any further grants or issuances to any person of any shares of capital stock of the Company, or any grant, issuance, agreement or provision of any options, warrants or other Convertible Securities, or any Equity Compensation Rights, made under the Plans or under any non-qualified plan or outside of any plan (and the Company shall not agree to do any of the foregoing), after the date hereof and through the Conversion Date (as defined below) except as may be provided in the Hoffner Side Letter Agreement (as defined below). Neither this Agreement nor the consummation of any of the transactions contemplated herein shall result in the acceleration of any vesting or other changes to the terms of any Outstanding Options or the New Hoffner Option (as defined below).

(e)     Other than the rights of the Purchasers hereunder, the rights under the Outstanding Options, or the Stock Exchange Agreement, there are no Purchase Rights (as defined below), including, without limitation, with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement, and the issuance of the Conversion Shares upon the automatic conversion of the Shares.

(f)     On November 14, 2016, all 1,075 then outstanding shares of Series C Preferred Stock (which constituted all outstanding shares of Preferred Stock as of such date) were converted into an aggregate of 17,200,000 shares of Common Stock, pursuant to the Stock Exchange Agreement. Upon issuance, such shares of Common Stock were duly authorized, and such shares are validly issued, fully paid and nonassessable.

(g)     In its Quarterly Report in Form 10-Q for the quarter ended June 30, 2016, the Company states that from July 1, 2016 through August 12, 2016, the Company received “$0.2 million convertible preferred bridge financing” (the “Bridge Financing”). In its balance sheet included in its Quarterly Report in Form 10-Q for the quarter ended December 31, 2016, the Company refers to the Bridge Financing as “convertible promissory notes.” In connection with the Bridge Financing, the Company agreed to issue an aggregate of 17,931,269 shares of Common Stock to the parties who provided the Bridge Financing in complete satisfaction of the Company’s obligations thereto. Notwithstanding that the Bridge Financing provided for the issuance of shares of Common Stock, in lieu of such issuance of shares of Common Stock, the Company shall, prior to the Initial Closing, issue 179,313 Shares. The parties who provided the Bridge Financing have agreed to accept these Shares in full satisfaction of the Company’s obligations to such parties and have entered into an agreement to such effect (a copy of which has been provided to the Purchasers and which shall be disclosed in the Form 8-K). Upon issuance, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

(h)     The aggregate amount of “related party advances” (as disclosed in the Company’s Exchange Act filings) outstanding on November 14, 2016 was $8,341,000; such advances were made by Mr. John Warnock and Mr. William Hambrecht. On November 14, 2016, pursuant to the Stock Exchange Agreement, in full satisfaction of the Company’s obligations, Mr. Warnock and Mr. Hambrecht agreed to receive shares of Common Stock and shares of Series A Preferred Stock. Related party advances were converted into shares of Common Stock at a conversion price of $0.10 per share. Mr. Warnock received 54,280,000 shares of Common Stock, and Mr. Hambrecht received 2,246,017 shares of Common Stock and shall receive 268,840 Shares. Upon issuance, such shares of Common Stock were duly authorized, and are validly issued, fully paid and nonassessable. Upon issuance, such Shares will be duly authorized, validly issued, fully paid and nonassessable

(i)     Prior to the Initial Closing, the Company and Mr. Hoffner will enter into a side letter agreement (the “Hoffner Side Letter Agreement”) in connection with the Hoffner Employment Agreement providing for Mr. Hoffner’s acknowledgement and agreement of the following: (i) the Company is not in breach of the Hoffner Employment Agreement, (ii) this Agreement and the consummation of the sale of the Shares and other transactions contemplated hereby (including those described in this Section 4.3), do not, alone or together, constitute any “Change in Control” as such term is used in the Hoffner Employment Agreement, and the vesting of the “Option” (as such term is used in the Hoffner Employment Agreement, or any other options to acquire Common Stock granted to Hoffner, shall not accelerate, and none of such options shall vest in full, as a result of this Agreement or the consummation of the transactions contemplated hereby (and Hoffner waives any rights to claim the contrary); and (iii) the Company grants Hoffner an additional option (the “New Hoffner Option”) to acquire 49,068,339 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock, and such grant is in full satisfaction of the Company’s obligation to grant Hoffner an additional option under Section 2(c) of the Hoffner Employment Agreement (and Hoffner waives any rights to claim the contrary).

(j)     The Board and the Company’s stockholders have approved an amendment to the certificate of incorporation to increase the authorized share capital from 150,000,000 shares of Common Stock to 900,000,000 shares of Common Stock, such increase and amendment to become effective upon (i) the filing of the Certificate of Amendment of Restated Certificate of Incorporation with the Secretary and (ii) the 20th calendar day following delivery to the Company’s stockholders of the information statement describing the amendment to the certificate of incorporation (the “Information Statement”). The Company shall prepare and file the Information Statement the Commission in accordance with all applicable requirements no later than ten (10) days after the Initial Closing. The Company will use its commercially reasonable best efforts to respond to any questions or comments received by the Commission with respect to the Information Statement promptly and to cause the Information Statement to be approved by the Commission as promptly as practicable. The Information Statement shall be delivered to the Company’s stockholders no later than five (5) days after the date the Information Statement is approved or the expiration of the period for the Commission to comment. The Company shall file the Certificate of Amendment of Restated Certificate of Incorporation with the Secretary no later than the 21st calendar day following delivery of the Information Statement to the Company’s stockholders.

(k)     As of the date that the Shares automatically convert into shares of Common Stock (the “Conversion Date”):

(i)     the authorized capital stock of the Company is (y) 900,000,000 shares of Common Stock and (z) 5,000,000 shares of Preferred Stock, with all Preferred Stock undesignated as to series. Of the authorized shares of Preferred Stock, 1,075 shares of the Preferred Stock were previously designated Series C Preferred Stock, and upon the conversion of the Series C Stock into Common Stock under the Stock Exchange Agreement all 1,075 shares of Series C Preferred Stock were cancelled and restored to the status of authorized but unissued Preferred stock, undesignated as to series. Of the authorized shares of Preferred Stock, 2,865,623 shares of the Preferred Stock were previously designated as the Shares, and upon the conversion of the Shares into Common Stock under the Certificate of Designations (after the filing of the Certificate of Amendment of Restated Certificate of Incorporation) all 2,865,623 of the Shares were cancelled and restored to the status of authorized but unissued Preferred Stock, undesignated as to series;

(ii)     there shall be no shares of Preferred Stock outstanding and there shall be no shares of Preferred Stock held in treasury;

(iii)     there shall be issued and outstanding 436,562,325 shares of Common Stock, of which (A) 241,747,073 are the Conversion Shares with respect to the 2,417,471 Shares authorized to be sold pursuant to the terms hereof (assuming all such 2,417,471 Shares were sold), (B) 17,200,000 are the shares issued pursuant to the Stock Exchange Agreement upon the conversion of the Series C Stock as described in Section 4.3(f), (C) 17,931,269 are Conversion Shares issued with respect to the 179,313 Shares issued pursuant to the agreement regarding the Bridge Financing as described in Section 4.3(g), (D) 56,526,017 are shares issued pursuant to the Stock Exchange Agreement upon the conversion of the related party advances as described in Section 4.3(h) (54,280,000 of which were issued to Mr. Warnock and 2,246,017 of which were issued to Mr. Hambrecht) and (E) 26,884,000 are Conversion Shares issued with respect to the 268,840 Shares issued to Mr. Hambrecht upon the conversion of the related party advances as described in Section 4.3(h); there shall be no shares of Common Stock held in treasury;

(iv)    there shall be outstanding no Convertible Securities other than the Outstanding Options and the New Hoffner Option;

(v)     there shall be outstanding no Equity Compensation Rights other than the Outstanding Options and the New Hoffner Option;

(vi)    other than the rights of the Purchasers hereunder or the rights to acquire shares of Common Stock under the Outstanding Options or the New Hoffner Option, there shall be no Purchase Rights;

(vii)   the Company shall have reserved for issuance an aggregate of 77,793,149 shares of Common Stock (the “Reserved Shares”) comprised of (x) 19,273,982 shares underlying the Outstanding Options, (y) 49,068,339 shares underlying the New Hoffner Option, and (z) 9,450,828 shares remaining available for future grant under the 2014 Plan; and

(viii)  the Conversion Shares issued with respect to the 2,417,471 Shares authorized to be sold pursuant to the terms hereof shall be no less than forty-seven percent (47%) of the as converted, fully diluted stock of the Company (comprised of the sum of the 436,562,325 issued and outstanding shares of Common Stock plus the 77,793,149 Reserved Shares).

(l)     As used in this Agreement, the term “Convertible Securities” means any options, warrants, securities convertible into or exchangeable for, shares of capital stock convertible into or exchangeable for, convertible debt, or any other agreements, rights or arrangements to purchase, acquire, convert into or exchange for, directly or indirectly, any shares of Common Stock, Preferred Stock or other capital stock of the Company. As used in this Agreement, the term “Equity Compensation Rights” means any grants or other issuances, or any agreements, plans or arrangements to grant or issue, any shares of capital stock of the Company, any options or other rights to acquire any shares of capital stock of the Company, stock appreciation rights, rights to payment based on the financial performance of the Company (including rights to payment based on the Company's revenues or earnings), shares of phantom stock of the Company or any other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services to the Company. As used in this Agreement, the term “Purchase Rights” means any preemptive rights, subscription rights, rights of first refusal, or other rights to subscribe for or purchase (including by way of conversion or exchange of property other than cash) any shares of capital stock of the Company or any Convertible Securities.

4.4     Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all Encumbrances (as defined below) with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Series A Preferred Stock. Upon conversion of the Shares, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. No further approval or authority of the stockholders or the Board will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein. No further approval or authority of the stockholders or the Board will be required for the issuance of the Conversion Shares which the Company shall issue on the Conversion Date in accordance with the Certificate of Amendment of Restated Certificate of Incorporation. For purposes hereof, “Encumbrances” means pledges, liens, charges, security interests, mortgages, restrictions and encumbrances, other than the restrictions on transfer under state and/or federal securities laws.

4.5     Due Execution, Delivery and Performance of the Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

4.6     No Defaults or Consents.

(a)     The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will not violate any provision of the certificate of incorporation or bylaws of the Company, and will not result in the creation of any Encumbrances upon any assets of the Company pursuant to the terms or provisions of, will not give rise to a right to terminate or accelerate the due date of any payment due under, will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or require a consent or waiver (except for such consents or waivers which have already been obtained and are in full force and effect) under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or its properties may be bound or affected and in each case that would have a Material Adverse Effect or, to the Company’s knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any of its properties.

(b)     No consent, approval, authorization or other order of, or registration, qualification, designation, declaration or filing with, any court, regulatory body, administrative agency or other federal, state or local governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Designations, which will have been filed as of the Initial Closing, (ii) the filing of the Information Statement with the Commission which will be filed in accordance with Section 4.3(j) above, (iii) the filing of the Certificate of Amendment of Restated Certificate of Incorporation, which will be filed with the Secretary in accordance with Section 4.3(j) above, (iv) filing of a Form D and amendments thereto with the Commission pursuant to Regulation D of the Securities Act, which shall be done by the Company in a timely manner and in accordance with such requirements, and (v) notice or other filings required by any applicable state securities or “Blue Sky” laws, which shall be made in a timely manner and in accordance with such requirements.

(c)     For the purposes of this Agreement the term “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company except any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or that are generally applicable to the industry in which the Company operates, provided that such effects do not adversely affect the Company in a disproportionate manner, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

4.7     Accountants. Burr Pilger Mayer, Inc., who has expressed its opinion with respect to the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”) and by the rules of the Public Accounting Oversight Board.

4.8     Contracts. The material contracts to which the Company is a party have been filed by the Company in its Exchange Act filings and (a) all such contracts have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws, (b) all such contracts will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, (c) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration of, any such contract; and (d) no party has repudiated any provision of any such contract.

4.9     No Actions. Except as disclosed in the Company’s Exchange Act filings, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that might reasonably be expected to have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

4.10     Properties. The Company has good and marketable title to all the properties and assets owned by it, free and clear of all Encumbrances of any kind except those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business.

4.11     No Material Adverse Change.

(a)     Since December 31, 2016, the date of the most recent financial statements included in its Exchange Act filings: (i) there has not been any change in the share capital, except as described herein, or debt of the Company, except as described herein, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any Material Adverse Effect; (ii) other than the Stock Exchange Agreement and the Hoffner Side Letter Agreement, the Company has not entered into any transaction or agreement that is material to the Company, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company, taken as a whole; and (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(b)     Without limiting the foregoing, there have been no changes to the credit agreement, entered in May 2007, between the Company and Deutsche Bank Securities, Inc. (the “Deutsche Bank Agreement”), since June 30, 2016. The Deutsche Bank Agreement permitted borrowing up to $1.0 million. The interest rate under the Deutsche Bank Agreement is equal to the prime rate less 0.25%. As of December 31, 2016, the aggregate amount of indebtedness of the Company under the Deutsche Bank Agreement, including all outstanding principal and any accrued but unpaid interest, is $1,369,996. The Company does not anticipate any payment of any amounts of such indebtedness at any time before March 31, 2018, and has no knowledge of any event or any action by Deutsche Bank Securities, Inc. to demand payment of any amounts prior to such date. On September 6, 2016, Deutsche Bank Securities, Inc. was acquired by Raymond James Financial, Inc. The indebtedness to Deutsche Bank Securities, Inc. is now held by Raymond James, Financial, Inc., and it is guaranteed by the Company’s Chairman, John Warnock. The Company does not anticipate and has no knowledge that Mr. Warnock intends to terminate such guarantee at any time prior to March 31, 2018.

(c)     In addition, the Company does not anticipate and has no knowledge of any (y) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (z) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement, which would constitute a Material Adverse Effect if, for the purpose of this sentence, the definition of the term “Material Adverse Effect” set forth in Section 4.6(c) did not contain the exceptions set forth in clauses (ii) or (iii) of such Section 4.6(c).

4.12     Compliance. The Company has not been advised, nor does it have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

4.13     Taxes. The Company has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

4.14     Transfer Taxes. On the date hereof, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.15     Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.16     Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.17     Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its Exchange Act filings and is not so described in such filings. Upon consummation of the transactions under the Stock Party Exchange Agreement there shall be no amount of related party advances outstanding.

4.18     Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

4.19     Financial Statements. The financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles. The Company does not have any material Liability (as defined below) (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for liabilities set forth on the face of the balance sheet (rather than in any notes thereto) for the quarter ended December 31, 2016, as follows: (i) “Short-term borrowings” in the amount of $1,000,000 (which is the indebtedness under the Deutsche Bank Agreement), (ii) “Convertible notes” in the amount of $200,000 which is the Bridge Financing and has been satisfied in full as described above, and (iii) “Accounts payable and accrued liabilities” in the amount of $2,782,000 as of December 31, 2016. For purposes hereof, “Liability” means any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes.

4.20     Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

4.21     Integration; Other Issuances of Shares. Neither the Company nor any Person acting on its behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to such Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Purchaser, the offer and sale of the Shares by the Company to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.22     Registration Rights. Except as provided herein with respect to the rights of the Purchasers, no stockholder of the Company has any right to require the Company to register the sale of any capital stock owned by such stockholder under a registration statement. Commencing six (6) months from the Final Closing date, if requested by Purchasers holding at least 33% of the Conversion Shares issued with respect to the Shares sold pursuant hereto, the Company will file a registration statement for the resale of the Conversion Shares (up to such number of shares equal to 33% of the then outstanding shares of Common Stock). The Company will use its best efforts to cause the Conversion Shares to be registered within 90 days after the request. This registration right shall be limited to one (1) demand registration, provided, however, that the registration will count for this purpose only if the registration becomes effective and all shares issued to the Purchasers are registered. In addition, the Purchaser will be entitled to “piggyback” registration rights on all registration statements of the Company, unless (and to the extent) advised by an underwriter in any future transaction that these rights would impair such transaction. The registration expenses will be borne by the Company. The Company will also pay the reasonable fees and expenses of one special counsel to represent the Purchasers. The Company shall maintain the effectiveness of the registration statement until all shares of the Purchasers are eligible to be sold without restriction under Rule 144. These rights shall be transferable by the applicable Purchaser

4.23     Board of Directors; Protective Terms. At the Initial Closing, the Board will consist of five (5) directors. Of the five (5) directors, the Purchaser Spear Point Capital Fund LP (“Spear Point”) will have the right to propose for election (contemporaneous with the Initial Closing), and the Company will use its best efforts to cause the election of, the following three (3) directors: Richard MacWilliams, Rodney Bienvenu, and Trevor Colhoun. If elected to the Board, Trevor Colhoun will be the Chair of the Nominating Committee of the Board. The remaining two (2) directors will be Jordan Hoffner (who is currently serving as a director) and William Hambrecht. Within 30 days of the Final Closing, two (2) additional directors will be proposed for election to the Board. One (1) such director will be proposed for election by Spear Point, and one (1) such director will be proposed for election jointly by the Company and Spear Point, and the Company will use its best efforts to cause the election of the directors proposed. Currently serving directors Deepak Desai, George Hirsch, James Rosenfield, and John Warnock will resign from the Board upon election of Mr. MacWilliams, Mr. Bienvenu and Mr. Colhoun at the Initial Closing. Mr. Hambrecht and Mr. Warnock will deliver to Spear Point irrevocable proxies allowing Spear Point to vote any shares held by them in favor of directors proposed for election by Spear Point. In addition, at the Initial Closing, the Board shall adopt a resolution requiring that the Company may not take any of the following actions without a supermajority vote of the Board including the vote of a majority of the directors then serving who had been proposed for election to the Board by Spear Point: (i) issue any preferred stock or other equity securities on terms senior to the Common Stock; (ii) incur any indebtedness, other than trade credit or any other indebtedness incurred in the ordinary course of business; (iii) adopt or expand any stock or option plan; (iv) approve any dilutive financings; (v) approve any merger or sale of substantially all of the assets, or otherwise effect a change in control.

4.24     Brokers' Fees. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Purchaser could become liable or obligated.

SECTION 5.     Representations, Warranties and Covenants of the Purchaser. Each of the Purchasers, severally and not jointly, represents and warrants to, and covenants with, the Company that:

5.1     Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Shares by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the representations and warranties of the Company contained herein; (v) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vi) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

5.2     Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

5.3     Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.4     Risk of Loss. The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares.

5.5     Legend. The Purchaser understands that, until such time as a registration statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities bear a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

5.6     Other Legends. The Purchaser also understands that the Securities will bear any other legends required by applicable state securities or “Blue Sky” laws. The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied.

5.7     Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 5.5 and the stop transfer instructions with respect to such legended Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k).

5.8     Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.9     Organization; Validity; Enforcements. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.10     Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that neither any Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

SECTION 6.     Survival of Agreements and Covenants; Limited Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. All representations and warranties, made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive any applicable Closing for a period of one year following the later of the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor (even if the Purchaser knew or had reason to know of any misrepresentation or breach of warranty at the time of any Closing), provided, however, that the representations and warranties made by the Company in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.13 and 4.14 shall survive any applicable Closing (even if the Purchaser knew or had reason to know of any misrepresentation or breach of warranty at the time of any Closing) and continue in full force and effect thereafter (subject to any applicable statutes of limitations).

SECTION 7.     Indemnification. The Company agrees to indemnify and hold harmless the Purchaser and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement.

Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, its officers or controlling person may become subject, under U.S. federal and U.S. state statutory law or regulation, at U.S. common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses primarily arise out of or are based upon (i) any material failure to comply with the covenants and agreements contained in Section 5 hereof or (ii) any material misrepresentation or material breach of any representation or warranty made by the Purchaser in this Agreement.

SECTION 8.     Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)     if to the Company, to:

Salon Media Group, Inc.

870 Market Street

San Francisco, California 94102

Attention: Jordan Hoffner, Chief Executive Officer

E-mail: Jordan.Hoffner@salon.com

with a copy to:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: James Tanenbaum, Esq.

E-mail: JTanenbaum@mofo.com

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)     if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 9.     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

SECTION 10.     Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11.     Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12.     Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 13.     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

SECTION 14.     Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 15.     Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement. The Company represents that its expenses will not exceed $50,000.

SECTION 16.     Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7, any person entitled to indemnification thereunder, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 7, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any person purchasing the Conversion Shares from a Purchaser where such shares were registered pursuant to a re-sale registration or may be sold without restriction under Rule 144. Each Purchaser may assign its registration rights hereunder to an affiliate or an unaffiliated third party, including its rights to enforce the registration covenants.

SECTION 17.     Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 18.     Nature of Purchaser’s Obligations. The representations, warranties and covenants of each of the Purchasers, including, without limitation, as set forth in Sections 2, 5 and 7, are several obligations. This means that the particular Purchaser making the representation, warranty, or covenant will be solely responsible to the extent provided herein for any misrepresentation or breach of thereof. No Purchaser has guaranteed the performance or other obligations of any other Purchaser hereunder.

SECTION 19.     No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SALON MEDIA GROUP, INC.

By:	/s/ Jordan Hoffner
	Name:	Jordan Hoffner
	Title:	CEO, Salon Media Group, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Print or Type:

TEC Opportunities Fund I LP
Name of Purchaser (Individual or Institution)

New York (Delaware LP)
Jurisdiction of Purchaser’s Executive Offices

Michael Venezia
Name of Individual representing Purchaser (if an Institution)

Managing Member
Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser: /s/ Michael Venezia

Address: 164 West 79th Street, Apt 3C

Telephone: 516-317-9099

Facsimile: 212-581-8999
E-mail: mvenezia@tecadvisorsllc.com

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Print or Type:

1099 Partners 2, LLC
Name of Purchaser (Individual or Institution)

New York
Jurisdiction of Purchaser’s Executive Offices

Adam Tucker
Name of Individual representing Purchaser (if an Institution)

Partner
Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser: /s/ Adam Tucker

Address: 2 Chappaqua Mtn. Rd., Chappaqua, NY 10514

Telephone: 212-686-3200

Facsimile: 212-686-5370
E-mail: adam@alberttucker.com

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Print or Type:

CDM Investments, LLC
Name of Purchaser (Individual or Institution)

Louisiana
Jurisdiction of Purchaser’s Executive Offices

Clint Mock
Name of Individual representing Purchaser (if an Institution)

CEO
Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser: /s/ Clint Mock

Address: 10000 Celtic Dr., Baton Rouge, LA 70809

Telephone: 225-938-6532

Facsimile:
E-mail: cmock@CPA4Entertainment.com

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Print or Type:

Jordana Havriluk
Name of Purchaser (Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser: /s/ Jordana Havriluk

Address: 58 Shelley Drive, Mill Valley, CA 94941

Telephone: 949-244-7556

Facsimile:
E-mail: jordanah@gmail.com

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Print or Type:

Pershing LLC as Custodian, Jordan J Hoffner IRA Rollover
Name of Purchaser (Individual or Institution)

San Francisco, CA
Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser: /s/ Jordan Hoffner

Address: 133 7th Avenue, San Francisco, CA 94118

Telephone: 415-752-7403

Facsimile:
E-mail: jordan.hoffner@tcpadvisors.com

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Print or Type:

Ryan Nathanson
Name of Purchaser (Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser: /s/ Ryan Nathanson

Address: 14 Jacobs Path, Melville, NY 11747
Telephone: 631-223-6001
Facsimile:
E-mail: Ryan.nathanson@gmail.com

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Print or Type:

Stephen Davis
Name of Purchaser (Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser: /s/ Stephen Davis

Address: 2616 Jackson Street, SF, CA 94115
Telephone: (415) 850-5784
Facsimile:
E-mail: stephen.davis@gmail.com

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Print or Type:

Skipper Bond
Name of Purchaser (Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser: /s/ Skipper Bond

Address: 3308-B Magazine St, N.O., LA 70115

Telephone: 504-897-0462

Facsimile:
E-mail: sbond@bondmoroch.com

Schedule I

Purchaser	Number of Shares to Be Purchased	Initial Closing or Final Closing	Aggregate Purchase Price
Jordana Havriluk	32,233	Final	$40,000
Ryan Nathanson	12,087	Final	$15,000
Clint Mock	20,146	Final	$25,000
Pershing LLC as Custodian, Jordan J Hoffner IRA Rollover	40,291	Final	$50,000
1099 Partners 2 LLC	20,146	Final	$25,000
TEC Opportunities Fund I LP	20,146	Final	$25,000
Stephen Davis	20,146	Final	$25,000
Skipper Bond	8,058	Final	$10,000
Total	173,252	Final	$215,000

Exhibit A

Certificate of Designation of Preferences and Rights of the Series A Mandatorily Convertible Voting Preferred Stock of Salon Media Group, Inc.

Exhibit B

Certificate of Amendment of Restated Certificate of Incorporation of Salon Media Group, Inc.

Exhibit C

Form of Company Counsel’s Legal Opinion